SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
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[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                           JD AMERICAN WORKWEAR, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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
                           JD AMERICAN WORKWEAR, INC.
                             46 OLD FLAT RIVER ROAD
                          COVENTRY, RHODE ISLAND 02816
                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held Friday, December 15, 2000
                             -----------------------

To the Shareholders of JD AMERICAN WORKWEAR, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of JD American Workwear, Inc. will be held at the offices of the Company, 1400 Chamber Dr., Bartow, FL on Friday, December 15, 2000 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

     1. To elect a Board of five Directors three to serve a two year term and two to serve a one year term until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     2. To approve an amendment to the Company's Certificate of Incorporation that would increase the number of authorized shares of Common Stock of the Company from 7,500,000 shares to 30,000,000 shares.

     3. To approve an amendment to the Company's 1995 Stock Option Plan which would increase the number of shares eligible for issuance under the Plan from 750,000 shares to 2,000,000 shares.

     4. To approve an amendment to the Company's Certificate of Incorporation that would change the name of the company from JD American Workwear, Inc. to American Commerce Solutions, Inc.

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record as of the close of business on November 20, 2000 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

                                    By order of the Board of Directors

                                    Camille Barbone
                                    Secretary

November 21, 2000


     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING AND VOTE YOUR SHARES. IN THE EVENT YOU CANNOT ATTEND, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. A STOCKHOLDER WHO EXECUTES AND RETURNS A PROXY IN THE ACCOMPANYING FORM HAS THE POWER TO REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           JD AMERICAN WORKWEAR, INC.

                             46 OLD FLAT RIVER ROAD

                          COVENTRY, RHODE ISLAND 02813

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------

     The accompanying proxy is solicited by the Board of Directors of JD American Workwear, Inc. (the "Company"), for the use at the Annual Meeting of Stockholders to be held on Friday, December 15, 2000 and any adjournments thereof.

PROXY SOLICITATION AND EXPENSE

     Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted as specified, or if no instructions are given, will be voted in favor of the proposals described herein. Proxies may be revoked at any time prior to being voted by written notice to the Secretary of the Company. Solicitation of proxies may be made by personal interview, mail, telephone, telegraph, telefax or e-mail by directors, officers and employees of the Company. The expense of soliciting proxies will be borne by the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's Common Stock. The approximate date on which this Proxy Statement and the accompanying proxy form will first be mailed to stockholders is December 2 , 2000.

           OUTSTANDING VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record at the close of business on November 20, 2000 will be entitled to notice of and to vote at the meeting. At the close of business on that date, the Company had outstanding 2,984,178 shares of Common Stock, $.002 par value, exclusive of treasury shares. Each holder of the Company's Common Stock will be entitled to one vote for each share held. In addition, there were 112 shares of Mandatorily Convertible Series A Preferred Stock outstanding, each of which is entitled to 1,289 votes, additionally, there are 3,207 shares of Series B 12% Cumulative Convertible Preferred Stock outstanding, each of which is entitled to 200 votes. The holders of the Series B Preferred Stock, as a class, shall be entitled to elect one (1) director, and the holder of all other voting stock, as a class, shall be entitled to elect the remaining members of the Board. The holders of Series C 6% Cumulative Preferred may vote 9,800 that are entitled to 363.52 votes for each share held. The presence at the meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on each particular matter to be considered at the meeting will constitute a quorum for the purpose of considering such matters.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      Shares represented by the enclosed proxy will, unless otherwise directed, be voted to elect the nominees listed below to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. In the event of a vacancy in the list of nominees, the holders of the enclosed proxy will vote for the election of a nominee acceptable to the remaining nominees. Management is not aware of any person who is unable or unwilling to stand for election or to serve if nominated.

Name of Nominee          Age      Position with Company
---------------          ---      ---------------------
David N. DeBaene         41       President and Chairman of the Board

Norman J. Birmingham     45       Chief Financial Officer and Director

Robert E. Maxwell        65       Senior Vice President and Director

Daniel L. Hefner         50       Vice President and Director

Herbert A. Canapary      67       Director

     David N. DeBaene, President and Chairman of the Board. Mr. DeBaene is the founder of the Company and was responsible for obtaining the patent on the original Jaque Dubois Construction Jean. Mr. DeBaene is responsible for all executive level functions regarding the Company's operations and also shares responsibility for raw materials sourcing and procurement, manufacturing arrangements, product development, marketing and sales. Prior to founding the Company, for 14 years Mr. DeBaene was an owner and/or foreman of a construction company headquartered in West Warwick, Rhode Island, and also was involved in nursing home administration from 1984 to 1990.

     Norman J. Birmingham, Chief Financial Officer and Director, has served as Chief Financial Officer since January 2000 and as a director since March 2000. He has previously served as President and/or Chief Financial Officer for two NASDAQ Small Cap traded companies. From November of 1995 through June 1996 Mr. Birmingham was President of Heart Labs of America, Inc. upon his resignation as President he remained a member of the Board of Directors through August 1996. In December of 1995 Mr. Birmingham became President of Westmark Group Holdings, Inc. and served as a member of the Board of Directors through August 1997. Mr. Birmingham resigned as President of Westmark Group Holdings, Inc. in December of 1996 and accepted the post of Chief Financial Officer where he served until his resignation in August 1997. Mr. Birmingham founded Patina Corporation in April, 1999 and became its President until its sale to JD American Workwear, which was consummated in December, 1999. Prior to these positions he was the founder of a successful accounting and financial consulting firm for twenty years. The company had approximately 2,000 clients when it was sold in 1997.

     Robert E. Maxwell, Senior Vice President and Director. He has served the Company in his current capacities since June 2000. He is currently the Chief Operating Officer and General Manager of International Machine and Welding, Inc. He was formerly the owner operator of Florida Machine and Welding, Inc. located in Bartow, Florida for the past 23 years until the sale of its assets in June 2000. During the past 31 years Mr. Maxwell also operated Florida Equipment and Service, Inc., which grew, under his leadership to become one of the largest independently owned construction equipment sales and service organizations in the South. He began his career in engineering and heavy equipment maintenance with U.S Agri-Chemicals Corporation, a major phosphate and chemical producer. Mr. Maxwell has resided in Polk County, FL for 53 years. Mr. Maxwell has been an officer of a corporation that has been liquidated in bankruptcy during the past two years.

     Daniel L. Hefner, Vice President and Director. Mr. Hefner has served the Company in his current capacities since June 2000. He currently serves as

President of International Commerce and Finance, Inc. a holding company for various manufacturing and high tech operating companies. Mr. Hefner has been active for the past ten years as an independent consultant to individuals or business seeking to begin operations or to create turnarounds of existing business. During the same period Mr. Hefner has also operated his own independent real estate brokerage operation where he served as President and Chief Executive Officer. During 1999 Mr. Hefner was Chief Operating Officer for Chronicle Communications, Inc. (OTCBB:CRNC), a Tampa based printer.

     Herbert A. Canapary, Director. Pursuant to the Securities Purchase Agreement dated April 9, 1998, with The Union Labor Life Insurance Company, a Maryland corporation, and certain additional agreements related to the Securities Purchase Agreement, Mr. Canapary was elected to the Board of Directors in April 1998 by the Board of Directors to fill the vacancy in the Board resulting from the increase in the number of members of the Board from 5 to 7. Mr. Canapary has been employed by the Union Labor Life Insurance Company, for 18 years, and presently serves as their Vice-President - Investments.

     The terms of office of MSSRS DeBaene, Birmingham and Maxwell shall be from the time of election until the second annual meeting of stockholders and all other Directors of the Company are from the time of election until the next annual meeting of stockholders and until their respective successors are elected and qualified as provided in the Bylaws of the Company.

     The Company does not have a standing audit or nominating committees. Upon the election of the Directors listed in this Proposal No. 1, the Company anticipates that the new Board will form such committees. The Company does have a compensation committee consisting of David N. DeBaene, Herbert A. Canapary and Norman J. Birmingham.

      The Board of Directors of the Company held six meetings during the fiscal year ended February 29, 2000. Each incumbent director has attended 100% of the meetings during their term of service in the 2000 fiscal year, except Mr. Canapary who attended less than 50% of the meetings.

                                 PROPOSAL NO. 2

               PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL

GENERAL

      The Board of Directors of the Company has adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval, an amendment to the Company's Certificate of Incorporation to increase from 7,500,000 shares to 30,000,000 shares the number of authorized shares of the Company's Common Stock, par value $.002 per share. The purpose of the amendment is to increase the number of authorized shares available for issuance for the following purposes: (i) to enable the Company to fulfill its existing commitments to issue shares of Common Stock, as described below; (ii) to permit the Company to obtain additional financing, if the Board of Directors so determines; and (iii) for such other purposes as the Board of Directors determines to be in the best interests of the Company, including, without limitation, for working capital and capital expenditures, acquisitions of other businesses, various employee benefit plans, stock dividends and stock splits.

REASONS FOR INCREASE

      The Company's Certificate of Incorporation, as amended, currently authorizes the issuance of 7,500,000 shares of Common Stock, plus additional 1,000,000 shares of preferred stock. As of November 20, 2000, the Company had 2,984,178 shares of Common Stock issued and outstanding. In addition, there are outstanding options and warrants to acquire an aggregate 1,099,889 shares at exercise price of $0.01 as well as outstanding convertible notes convertible into 188,889 shares of Common Stock. In addition, there are 360,545 Class A Warrants outstanding, each of which enables the holder thereof to purchase one share of Common Stock plus one Class B Warrants at a purchase price of $4.99 per unit. Class B Warrants total 360,545, which enables the holder thereof to purchase one share of Common Stock at a purchase price of $5.70 per share. Additional warrants were issued to consultants totaling 287,041 at exercise prices ranging from $2.85 of $1.07 per common share. In connection with the Company's Initial Public Offering, the Company issued to its underwriter an option to purchase 32,777 units each consisting of one share of Common Stock and One Class A Warrant, at a purchase price of $8.44 per unit. Finally the Company issued 112,500 warrants in connection with an 11% Convertible Note with a current strike price of $1.43.

     There are 1,000,000 authorized shares of "blank check" Preferred Stock, $.001 par value, of the Company, of which the Board of Directors has designated 600 shares as Series A Convertible Preferred Stock. As of November 20, 2000, there were 112 shares of Series A Mandatorily Convertible Preferred Stock outstanding, which shares are convertible, in the aggregate, into 144,368 shares of Common Stock of the Company. The 3,207 shares Series B 12% Cumulative Preferred shares are convertible into 641,400 common shares. The 11,300 shares of Series C 6% Cumulative Preferred Shares are convertible into 11,300,000 common shares. 1,500 of the Series C 6% Cumulative Preferred shares are held in escrow for future considerations and do not vote until released.

     The newly authorized common stock is intended to be used to cover the shortfall in shares required for Preferred Stock conversion and the exercise of all outstanding warrants and options. Further, the Company intends to have certain growth from acquisitions and requires various funding that may cause partial utilization of the proposed shares. The Board of Directors believes that the newly authorized common shares are desirable for future use in accordance with its business plans.

     The Common Stock to be authorized will have the same rights and preferences as the Common Stock presently authorized. The holders of shares of Common Stock have no preemptive rights. The authorization of the additional shares of Common Stock will have no effect on the rights of existing security holders; provided, however, that the issuance of additional shares of Common Stock may dilute the interest of current stockholders. Stockholders should note the potential anti-takeover effects of the issuance of shares of Common Stock. Common Stock may be used, if the Board of Directors determines to do so, subject to their fiduciary obligations, so as to deter or make more difficult tender offers for stock of the Company, thereby perpetuating management's position and potentially denying stockholders the opportunity to receive above-market prices for their shares. Management is not aware of any prospective tender offer for the stock of the Company and has no present intention of using the additional authorized shares for any such purpose.

VOTE REQUIRED

     In order for this Proposal to be approved, a majority of all outstanding shares of Common Stock voting as a class and a majority of all votes entitled to be cast at the Shareholders Meeting must be voted in favor of such amendment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     For the reasons set forth above, The Board of Directors recommends to its shareholders that they vote "FOR" this proposal. Unless otherwise directed, proxies will be voted for the adoption of the amendment.

                                 PROPOSAL NO. 3

             PROPOSED AMENDMENT TO COMPANY'S 1995 STOCK OPTION PLAN

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL

     In January 1995, the Board of Directors adopted the JD American Workwear, Inc. 1995 Stock Option Plan (the "Plan") and 500,000 shares of Common Stock were reserved for issuance hereunder. In January 1996, the Plan was amended to reflect the Company's two-for-one reverse stock split; accordingly, the total number of shares that are currently authorized for issuance under the Plan is 250,000 shares. As of February 28, 1998, all 250,000 of these shares have been issued or are subject to issuance upon exercise of presently exercisable options.

      On March 27, 1998, the shareholders of the Company approved an amendment to the Plan, which would increase the number of shares available under the 1995 Stock Option Plan from 250,000 shares to 750,000 shares. On December 27, 1999 the Board of Directors elected to request an increase in the Plan's authorized shares from 750,000 to 2,000,000 subject to the approval of additional authorized common shares identified in Proposal No. 2 above. The additional 1,250,000 shares should allow the Plan to continue to make offerings to attract and retain necessary officers, employees, directors and consultants. This amendment to the Plan will not take effect until it is approved by the affirmative vote of the holders of a majority of the securities present, or represented, and entitled to vote at the Annual Meeting.

SUMMARY OF THE 1995 STOCK OPTION PLAN

      The Plan, adopted by the Company's Board of Directors in February 1995 and by the stockholders in July 1995, provides for the issuance of options ("Options") to employees, officers and, under certain circumstances, directors of and consultants to the Company ("Eligible Participants").Options granted under the plan may be either "incentive stock options" ("ISOs") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or "nonqualified stock options" ("NQSOs"). The Plan does not provide for the issuance of stock appreciation rights but does permit the granting of restricted stock and deferred stock awards. A total of 750,000 shares of Common Stock are currently reserved for issuance under the Plan,; however, as of January 17, 2000, 514,000 shares reserved for issuance under the Plan have been issued or are issuable upon exercise of presently exercisable options. The Plan is presently administered by the Board of Directors, however, upon the election of directors set forth in Proposal No. 1, above, it is anticipated that the Board of Directors will grant the newly elected Compensation Committee of the Board of Directors sole discretion and authority, consistent with the provisions of the Plan, to select the Eligible Participants to whom Options may be granted under the Plan, the number of shares which will be covered by each Option and the form and terms of the agreement to be used. All employees and officers of the Company (except for members of the Committee) are eligible to participate in the Plan. Directors are eligible to participate only if they have been declared to be "eligible directors" by resolution of the Board of Directors. Members of the Committee are not Eligible Participants. At November 20, 2000, approximately 4 persons were eligible to receive ISOs under the Plan. The Plan anticipates a significant increase in the number of qualified employees during the next fiscal year.

      Options. The Compensation Committee is empowered to determine the exercise price of Options granted under the Plan, but the exercise price of ISOs must be equal to or greater than the fair market value of a share of Common Stock on the date the Option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). The exercise price of NQSOs granted under the Plan must not be less than 85% of the fair market value of the Common Stock on the date the Option is granted. The Committee has the authority to determine the time or times at which Options granted under the Plan become exercisable, but the Options expire no later than ten years from the date of grant (five years with respect to Optionees who own at least 10% of the outstanding Common Stock of the Company). The Options are non-transferable, other than by will and the laws of descent, and generally may be exercised only by an employee while employed by the Company or within 90 days after termination of employment (one year from termination resulting from death or disability).

         There were three grants of Options under the Plan during fiscal 2000, 50,000 shares were granted to a financial consultant, 7,500 shares to legal counsel and 50,000 to employees. 107,500 options remain outstanding at November 20, 2000.

VOTE REQUIRED

      In order for this Proposal to be approved, a majority of all outstanding shares of Common Stock voting as a class and a majority of all votes entitled to be cast at the Shareholders Meeting must be voted in favor of such amendment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      For the reasons set forth above, The Board of Directors recommends to its shareholders that they vote "FOR" this proposal. Unless otherwise directed, proxies will be voted for the adoption of the amendment.


                                 PROPOSAL NO. 4

                           CHANGE OF CORPORATE NAME TO
                        AMERICAN COMMERCE SOLUTIONS, INC.

           THE BOARD OF DIRECTORS RECOMENDS A VOTE "FOR" THE PROPOSAL

      The Board of Directors has been requested by certain shareholders comprising more than fifty percent of the outstanding voting shares to change the name of the company to American Commerce Solutions, Inc. to more accurately reflect the expanded nature of the company.

VOTE REQUIRED

      In order for the Proposal to be approved, a majority of all outstanding shares entitled to be cast at the Shareholders Meeting must be voted in favor of such amendments.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      For the reasons set forth above, the Board of Directors recommends to its shareholders that they vote "FOR" the proposal. Unless otherwise directed, proxies will be voted for the adoption of the amendments.

                                   MANAGEMENT

      The following is a list of the Company's executive officers, their ages and their positions and offices:

Name                     Age      Position with Company
----                     ---      ---------------------
David N. DeBaene         42       President and Director

Norman J. Birmingham     45       Chief Financial Officer and Director

Robert E. Maxwell        65       Senior Vice President and Director

Daniel L. Hefner         50       Vice President and Director

Herbert A. Canapary      67       Director

     Mr. DeBaene's biography is included above under Proposal No. 1 -- Election of Directors.

     Mr. Birmingham's biography is included above under Proposal No. 1 -- Election of Directors.

     Mr. Maxwell's biography is included above under Proposal No. 1 -- Election of Directors.

     Mr. Hefner's biography is included above under Proposal No. 1 -- Election of Directors.

     Mr. Canapary's biography is included above under Proposal No. 1 - Election of Directors.

     All officers hold office at the pleasure of the Board of Directors. See "Executive Compensation - Employment Agreements" below. None of the Company's executive officers has a family relationship with any Director or other executive officer of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary for the fiscal years ended February 29, 2000 and February 28, 1999, and 1998, respectively, of the cash and non-cash compensation awarded, paid or accrued, by the Company to the President and CEO and to the Company's second most highly compensated executive officer who was serving as such at the end of fiscal 1998 (collectively, he "named executive officers"). The Company at no time during the last three fiscal years had more than two named executive officers that earned annual compensation of $100,000 or more.

                           SUMMARY COMPENSATION TABLE


                                    Long-Term
                                  Compensation
                                  Compensation      Options by     Annual
Name and               Fiscal   ----------------    No. of         All Other
Principal Position     Year     Salary     Bonus    Shares       Compensation
------------------     ------   ------     -----    ----------   ------------
David N. DeBaene,      2000(1)  $145,000     --         --            --
President              1999(2)   125,000     --         --            --
                       1998(3)   105,000     --         --            --

     Under his employment agreement Mr. DeBaene was entitled to be paid at a rate of $150,000 per annum plus the previous deferrals from fiscal years 1998 and 1999. Mr. DeBaene elected to continue the deferrals of the previous year and deferred approximately an additional $15,000 from his fiscal 1999 salary.

     Under his employment agreement, Mr. DeBaene was entitled to be paid at a rate of $125,000 per annum for fiscal 1999. However, in order to conserve cash, Mr. DeBaene has agreed to defer approximately $15,000 of such compensation to fiscal 2001.

     The Company does not have any annuity, retirement, pension, deferred or incentive compensation plan or arrangement under which any executive officers are entitled to benefits, nor does the Company have any long-term incentive plan pursuant to which performance units or other forms or compensation are paid. Executive officers who qualify will be permitted to participate in the Company's 1995 Stock Option Plan, which was adopted in February 1995. See "Stock Option Plan." Executive officers may participate in group life, health and hospitalization plans if and when such plans are available generally to all employees.

EMPLOYMENT AGREEMENTS

     Effective as of March 1, 1995, the Company entered into an employment agreement with David N. DeBaene as Chairman and President. The agreement is for a base term of five years and is thereafter renewable for additional periods of three-years, unless the Company gives notice to the contrary. In accordance with his agreement with the Company, Mr. DeBaene's first year base salary was $65,000, increasing annually thereafter in $20,000 increments. In addition, Mr. DeBaene is entitled to receive an annual cash bonus based upon a percentage of the Company's pre-tax income for each fiscal year in accordance with a sliding scale schedule contained in the agreements. No bonus is payable unless and until the Company earns pre-tax income in excess of $5 million. The agreement also provides for certain non-competition and non-disclosure covenants of the executive and for certain Company paid fringe benefits such as disability insurance and inclusion in pension, profit sharing, stock option, savings, hospitalization and other benefit plans at such times as the Company shall adopt them.

     The agreement provides for the payment of severance compensation of $250,000 in the event that at any time during the term thereof, the agreement is terminated by the Company without cause, or terminated by the employee due to a change in control. The Company believes that the change in control provisions in this agreement may tend to discourage attempts to acquire a controlling interest in the Company and may also tend to make the removal of management more difficult; however, the Company believes such provisions provide security and decision-making independence for its executive officers.

     On January 1, 2000, the prior agreement was cancelled and a new contract signed providing for a five-year term expiring on December 31, 2004. The contract automatically renews in five years absent any notice 180 days prior to the end of the term. The base salary of $150,000 increases on each anniversary at a rate of 13% over the prior year's salary. Mr. DeBaene was granted 25,000 options upon signing at an exercise price of $1.59, which was in excess of the $1.30 price per share on the nearest trading date to the signing of the contract. The contract further provides for bonuses on the net pre-tax profits of the Consumer Products Division at 4% of the profit of the division if the profit is less than $2,500,000 and increasing ratably to a maximum of 10% if the profit exceeds $5,000,001.

     The contract also provides for certain payments in the event Mr. DeBaene is terminated without cause or a change in control or position occurs that Mr. DeBaene has not agreed to. These payments would require the remaining term of the contract to be paid upon termination and the repurchase by the company of all outstanding stock owned by Mr. DeBaene.

     On January 1, 2000 Norman J. Birmingham signed an employment contract that provides for a salary of $150,000 in the first year of a five-year term, with annual increases of 13%. Mr. Birmingham was granted 25,000 options with an exercise price of $1.59, which was above the $1.30 closing bid price on the nearest trading day to the contract signing. The contract further provides that a bonus will be paid on the consolidated pre tax income of the corporation beginning with 2% if the corporation's net pre-tax income is less than $2,500,000 and increasing ratably to 4.5% if the pre-tax income is over $5,000,001.

     The contract also provides for certain payments in the event Mr. Birmingham is terminated without cause or a change in control or position occurs that Mr. Birmingham has not agreed to. These payments would require the remaining term of the contract to be paid upon termination and the repurchase by the company of all outstanding stock owned by Mr. Birmingham.

DIRECTOR COMPENSATION

     The Directors of the Company are elected annually and have historically served until the next annual meeting of stockholders and until a successor shall have been duly elected and qualified. Directors of the Company who are not employees or consultants do not receive any compensation for their services as members of the Board of Directors, but are reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors. Directors may be removed with or without cause by a vote of the majority of the stockholders then entitled to vote.

COMPENSATION COMMITTEE

     The Company has a standing compensation committee consisting of MSSRS. DeBaene, Canapary and Birmingham. Upon the election of the Directors listed in this Proposal No. 1, the Company anticipates that the new board will change the members of the committee and include independent outside members. The Board of Directors reviews and approves and/or ratifies all compensation of officers, employees and consultants, including the granting of options under the Company's 1995 Stock Option Plan.

STOCK OPTION PLAN

       See Summary of 1995 Stock Option Plan under "Proposal No. 3" above.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (individual grants)

     There were two grants, each of 25,000 stock options to Messrs DeBaene and Birmingham in fiscal 2000.

OPTION REPRICING

     Not applicable.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     No directors other than those identified above as members of the Compensation Committee served on that Committee during the last completed fiscal year. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of November 20, 2000 certain information regarding the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company's directors, and (iii) all of the Company's executive officers and directors as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual ownership or voting power at any particular date.


Name and Address                Amount and Nature of         Percentage
or Number in Group              Beneficial Ownership          of Class*
------------------              --------------------         ----------

David N. DeBaene                     638,300                    20.38%
Annette DeBaene                       51,000                     1.71%
Norman DeBaene                        48,000                     1.61%
Elizabeth Cotter                      12,500                      **
Norman Birmingham                     25,000                      **
Norman Birmingham                  1,000,000 (A)                 8.85%
Daniel Hefner                        300,000 (A)                 2.65%
David N. DeBaene                     400,000 (A)                 3.54%
Herbert Canapary                     641,400 (A)               100.00%
Robert Maxwell                             0                      **
All Officers and Directors
as a group (5 persons)               774,800                    25.96%

(A) on as converted basis with voting rights no common has been issued.

     * Assumes 2,984,178 shares issued and outstanding less than 1% except as otherwise indicated, each named holder has, to the Company's knowledge, sole voting and investment power with respect to the shares indicated. The 628,300 listed for David N. DeBaene includes 25,000 options granted under the terms of his employment contract and also include 25,800 shares owned of record by David N. DeBaene's sister.

          Annette and Norman DeBaene are the parents of David N. DeBaene. Ms. Cotter is the spouse of David N. DeBaene. Mr. Birmingham is the owner of 1,000 Series C 6% Convertible Preferred Shares that convert into 1,000,000 common shares when available and includes 25,000 options granted pursuant to his employment contract. Mr. Hefner is the owner of 300 Series C 6% Convertible Preferred Shares that convert into 300,000 common shares when available. Mr. DeBaene is the owner of 400 Series C 6% Convertible Preferred Shares that convert into 400,000 common shares when available. All Series C 6% Convertible Preferred Stock has voting rights of 363.52 common share equivalents per share. Mr. Canapary is the beneficial owner due to his relationship as the Vice President of Investments for Union Labor Life Insurance Company. His duties include overseeing this investment. Union Labor Life Insurance Company is the holder of 3,207 shares of the Series B 12% Mandatorily Convertible Preferred Stock. Each share converts to common at a ratio of 1:200.

     **   Less than 1%.

ESCROW OF SHARES

      In accordance with the requirements of certain state securities administrators, certain of the Company's principal stockholders have agreed to place into escrow an aggregate of 700,000 shares (the "Escrow Shares") of the 875,000 shares of Common Stock held by them. Under the escrow agreement, the Escrow Shares will be ratably released to the holders in 25% increments on the sixth, seventh, eighth and ninth anniversaries, respectively, of the initial public offering. If the Company meets or exceeds certain net earnings or stock price targets, the release of the Escrow Shares will be accelerated.

CONSULTING AGREEMENTS

     Mission Bay Consultants, Inc. On April 2, 1997, the Company entered into a one (1) year Consulting Agreement with Mission Bay Consulting, Inc., a financial public relations firm ("Mission Bay"), for certain financial consulting services. In connection with this Consulting Agreement the Company issued to Mission Bay an option under the Company's 1995 Stock Option Plan to purchase an aggregate of 200,000 shares of common stock, and also issued 28,000 shares of common stock under the 1995 Stock Option Plan. The Company has also agreed to reimburse Mission Bay for its accountable expenses incurred in connection with the Agreement. In September 1997, in consideration of the extension of the Consulting Agreement, 50,000 of said options were cancelled, and the Company issued 50,000 shares of Common Stock to Mission Bay Consulting under the 1995 Stock Option Plan. In January 1998, the Company issued 9,500 shares to Randy Beimel, an employee of Mission Bay Consulting, in consideration of services rendered outside of the scope of the Consulting Agreement. In June 1999 the Company issued an additional 50,000 Options for additional services rendered outside of the contract. In March 2000 the Company issued 10,000 additional options for services rendered to Mr. Beimel.

RELATED PARTY LOANS

     As disclosed in the Notes to the financial statements, the Company has borrowed money from time to time from related parties. At February 29, 2000, the Company owed approximately $142,003 to Annette and Norman DeBaene, principal stockholders. These loans bear interest @ 10% per annum and are due September 2001. These notes will be repaid out of operating cash flow.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Bella, Hermida, Gilman, Hancock and Mueller L.L.C. served as the Company's independent certified public accountants for the year ended February 29, 2000 and management anticipates that such firm will be reappointed for the present fiscal year

ANNUAL REPORT

     ANY PERSON FROM WHOM PROXIES FOR THIS MEETING ARE SOLICITED MAY OBTAIN FROM THE COMPANY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED FEBRUARY 29, 2000, INCLUDING THE FINANCIAL STATEMENTS THEREIN AND THE RELATED SCHEDULES, BY WRITING THE COMPANY AT 46 OLD FLAT RIVER ROAD, COVENTRY, RHODE ISLAND 02816 ATTENTION:
SECRETARY. ANY SUCH REQUEST FROM A BENEFICIAL OWNER OF STOCK NOT REGISTERED IN HIS NAME MUST CONFIRM THAT HE WAS A BENEFICIAL OWNER OF SUCH STOCK ON THE RECORD DATE.

STOCKHOLDER PROPOSALS

     Proposals of security holders intended to be presented at the next annual meeting of stockholders must be received by the Company at 46 Old Flat River Road, Coventry, Rhode Island 02816, on or before March 1, 2001 for inclusion in the proxy material for said meeting.

OTHER BUSINESS

      It is not anticipated that any business other than as set forth hereinabove will be brought before the meeting. Management is not aware of any matters proposed to be presented to the meeting by any other person. However, if any other business should properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy in accordance with their best judgment on such business.

Items included with this proxy solicitation:

The JD American  Workwear,  Inc. Form  10-KSB/A for the year ended
February 29, 2000

The JD American Workwear, Inc. Form 10-QSB for the six months ended August 31, 2000

                           JD AMERICAN WORKWEAR, INC.
                         Annual Meeting of Stockholders
                                December 15, 2000

The undersigned hereby appoints David N. DeBaene and Camille Barbone, or either one of them, as proxy or proxies for the undersigned, with full powers of substitution, to vote at the Annual Meeting of Stockholders to be held on Friday, DECEMBER 15, 2000 at 10:00 a.m., local time, at the offices of the Company, 1400 Chamber Dr, Bartow, FL and at any and all adjournments thereof, according to the number of votes that the undersigned would be entitled to cast with all powers the undersigned would possess if personally present at said meeting. This proxy may be exercised to vote for the following purposes:

1.    FOR  [ ]                                         AGAINST  [ ]
      the election of all of the following nominees listed below as Directors of the Company:

      David N. DeBaene
      Norman J. Birmingham
      Robert E. Maxwell
      Daniel L. Hefner
      Herbert A. Canapary

      If you do not wish your shares be voted "FOR" a particular nominee, mark "AGAINST" above and strike a line through the name(s) of the person(s)for whose election you do not wish to consent.

2.    FOR  [ ]      WITHHOLD AUTHORITY TO VOTE ON  [ ]      AGAINST  [ ]
      The proposal to approve an amendment to the Company's Certificate of Incorporation that would increase the number of authorized shares of Common Stock of the Company from 7,500,000 shares to 30,000,000 shares.

3.    FOR  [ ]      WITHHOLD AUTHORITY TO VOTE ON  [ ]      AGAINST  [ ]
      The proposal to approve an amendment to the Company's 1995 Stock Option Plan, which would increase the number of shares eligible for issuance under the Plan from 750,000 shares to 2,000,000 shares.

4.    FOR  [ ]      WITHHOLD AUTHORITY TO VOTE ON  [ ]      AGAINST  [ ]
      The proposal to approve an amendment to the Company's Certificate of Incorporation changing the Company name from JD American Workwear, Inc. to American Commerce Solutions, Inc. to reflect the expanded nature of the Company's business.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL

      The undersigned hereby ratifies and confirms all that said proxy or proxies, or substitutes, may do by virtue hereof. The proxies are authorized to vote in their discretion with respect to matters not known or determined at the date of the Proxy Statement. Receipt of the Notice of Meeting, Proxy Statement and Annual Report is hereby acknowledged.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFICATIONS ABOVE. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS SET FORTH ABOVE.

                                            Dated:________________________, 2000
                                                          ________________  L.S.

      Please sign here exactly as name appears at the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Each joint owner or trustee should sign the proxy. If the stockholder is a corporation, the office of the person signing should be indicated.

                        Please sign, date and mail today.
  This proxy is solicited on behalf of the Board of Directors of the Company.